UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2005

Date of Report (Date of earliest event reported)

SIEBEL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20725	94-3187233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway
San Mateo, CA   94404
(Address of principal executive offices, including zip code)

(650) 477-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, the Compensation Committee of the Board of Directors of Siebel Systems, Inc. approved the amendment of the Siebel Systems, Inc. Nonqualified Deferred Compensation Plan (the "Plan"), effective January 1, 2005.

The Plan was revised to (1) comply with the recently enacted American Jobs Creation Act of 2004 and Section 409A of the Internal Revenue Code; (2) permit the deferral by Plan participants of certain equity compensation awards under the Plan; and (3) describe claim procedures that apply to disability benefits payable under the Plan. The revised Plan is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Number                                Description
10.1	Amended and Restated Siebel Systems, Inc. Nonqualified Deferred Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBEL SYSTEMS, INC.

(Registrant)

Dated: March 7, 2005

By:	/s/ Kenneth A. Goldman

Kenneth A. Goldman
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

 Number                                Description
10.1	Amended and Restated Siebel Systems, Inc. Nonqualified Deferred Compensation Plan.